CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Roanoke Technology Corp. and subsidiaries on Form SB-2 (No. 333-110596) of our audit report, dated January 31, 2005 and March 22, 2005, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

GATELY & ASSOCIATES, LLC

June 30, 2005